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EXHIBIT 99.1

        PREMCOR INC.

Special Meeting of Stockholders August 30, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, revoking any proxy heretofore given, hereby appoints Jefferson F. Allen, Joseph D. Watson and Michael D. Gayda, or any of them, proxies of the undersigned, with full power of substitution, with respect to all of the shares of stock of PREMCOR INC. ("Premcor") which the undersigned is entitled to vote at Premcor's Special Meeting of Stockholders to be held on August 30, 2005, and at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

PREMCOR INC.

August 30, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/ Please detach along perforated line and mail in the envelope provided. \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" THE AGREEMENT AND PLAN OF MERGER IN PROPOSAL 1 AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.
	To adopt the Agreement and Plan of Merger, dated as of April 24, 2005, by and between Valero Energy Corporation and Premcor Inc., which provides for, among other things, the merger of Premcor into Valero.	☐	☐	☐
2.	To adjourn the special meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement.	☐	☐	☐
3.
To provide authority to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2, AND TO PROVIDE AUTHORITY TO THE PROXYHOLDER FOR SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The board of directors recommends a vote FOR Proposals 1 and 2.

Receipt of the Notice of Special Meeting and of the Proxy Statement of Premcor Inc. is hereby acknowledged.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:
Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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  EXHIBIT 99.1